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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-67622) and related Prospectus of Photon Dynamics, Inc. for the registration of 699,010 shares of its common stock and to the incorporation by reference therein of our report dated May 7, 1999 (except Note 11, as to which the date is August 25, 1999), relating to the consolidated financial statements of CR Technology, Inc. and Subsidiary for the year ended December 31, 1998, included in the Annual Report of Photon Dynamics, Inc. on Form 10-K for the year ended September 30, 2000 and the Current Report of Photon Dynamics, Inc. on Form 8-K dated August 17, 2001.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California August 17, 2001

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT